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                                                                     EXHIBIT 5.1

                  [Stradling Yocca Carlson & Rauth Letterhead]

                                 April 5, 2000

Micro Therapeutics, Inc.
2 Goodyear
Irvine, CA 92618

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined the form of Registration Statement on Form S-3 (the "Registration Statement") being filed by Micro Therapeutics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,600,000 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), (i) 800,000 shares of which were issued to Pequot Private Equity Fund II LP ("Pequot") in connection with a Stock Purchase Agreement dated March 10, 2000 between the Company and Pequot, (ii) 400,000 shares of which were issued to Framlington Health ("Framlington") in connection with a Stock Purchase Agreement dated March 10, 2000 between the Company and Framlington, (iii) 200,000 shares of which were issued to Bridge & Co ("Bridge") in connection with a Stock Purchase Agreement dated March 10, 2000 between the Company and Bridge and (iv) 200,000 shares of which were issued to Munder Health ("Munder") in connection with a Stock Purchase Agreement dated March 10, 2000 between the Company and Munder (Pequot, Framlington, Bridge and Munder are collectively referred to herein as the "Selling Stockholders"). The shares of Common Stock may be offered for resale from time to time by and for the account of the Selling Stockholders of the Company as named in the Registration Statement.

         We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

         Based on the foregoing, it is our opinion that the 1,600,000 shares of Common Stock covered by the Registration Statement have been duly authorized and validly issued, and are fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             /s/ STRADLING YOCCA CARLSON & RAUTH
                                             -----------------------------------
                                             STRADLING YOCCA CARLSON & RAUTH